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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 10, 2001
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                       UNITED DOMINION REALTY TRUST, INC.
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             (Exact name of registrant as specified in its charter)




              Virginia                 1-10524                  54-0857512
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(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation of organization)                             Identification No.)



                 400 East Cary Street, Richmond, Virginia 23219
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               (Address of principal executive offices - zip code)



                                 (804) 780-2691
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               Registrant's telephone number, including area code


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ITEM 5.  OTHER EVENTS

On September 10, 2001, United Dominion Realty Trust, Inc. ("United Dominion"), the registrant, issued a Press Release announcing the closing of a $200 million Fannie Mae credit facility. The following is a summary of United Dominion Realty Trust, Inc.'s Press Release:

                     UNITED DOMINION REALTY TRUST CLOSES ON
                $200 MILLION FANNIE MAE REVOLVING CREDIT FACILITY

Richmond, VA - (September 10, 2001) United Dominion Realty Trust (NYSE:UDR) announced the closing of a $200 million credit facility with ARCS Commercial Mortgage Co., L.P. ARCS is a Fannie Mae DUS Lender with estimated closings for this year of $3.1 billion. The initial funding on the facility was $139 million. The adjustable rate loan was provided through Fannie Mae DMBS for a five-year term based on three month LIBOR, with an initial interest rate of 3.99%. The company has the option to extend for an additional 5 years.


The proceeds of the loan were used principally for the redemption of the $100 million 9.25% Series A Cumulative Preferred Stock that occurred earlier this year. The balance of the loan proceeds was used to refinance maturing secured loans.


"The ability to access this type of financing is unique to the multi-family industry and is one of the many ways that this company can create additional value for our shareholders," notes President and Chief Executive Officer, Thomas
W. Toomey.

United Dominion is one of the country's largest multifamily real estate investment trusts owning and operating apartment communities nationwide. The company currently owns all or an interest in approximately 78,000 apartment homes and is the developer for over 1,600 homes under construction. United Dominion's common stock is traded on the New York Stock Exchange under the symbol UDR. Additional information about United Dominion may be found on its web site at www.udrt.com.

In addition to historical information, this press release contains forward-looking statements. The statements are based on current expectations, estimates and projections about the industry and markets in which United Dominion operates, as well as management's beliefs and assumptions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which may cause the company's actual results, performance, achievements pursuant to its disposition programs and its other activities to be materially different from the results, plans or expectations expressed or implied by such statements. For more details, please refer to the company's SEC filings, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q.


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Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       UNITED DOMINION REALTY TRUST, INC.



Date:   September 12, 2001             /s/ Christopher D. Genry
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                                       Christopher D. Genry
                                       Executive Vice President and
                                                Chief Financial Officer


Date:   September 12, 2001             /s/ Scott A. Shanaberger
     -----------------------------     ------------------------
                                       Scott A. Shanaberger
                                       Vice President and
                                                Chief Accounting Officer


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